CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment No. 24 to the Registration Statement on Form N-1A of Corgi ETF Trust I and to the use of our report dated February 25, 2026 on the financial statements of the Founder-Led ETF.  Such financial statements and financial highlights appear in the 2025 Annual Financial Statements in Form N-CSR, which is incorporated by reference into the Registration Statement.

                                                                        /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania

April 30, 2026